Exhibit 99.1
For Immediate Release

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2013

SILVER SPRING, MD - May 15, 2013 – RLJ Entertainment Inc., (NASDAQ: RLJE), today reported results for the first quarter ended March 31, 2013. RLJ Entertainment is a leading creator, owner and distributor of media content across digital, broadcast and physical platforms, which leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences. RLJ Entertainment was formed in October 2012 through the business combination of RLJ Acquisition, Inc., Image Entertainment, Inc. and Acorn Media Group, Inc.

RLJ Entertainment is focused on driving growth through the development of interest-based lifestyle entertainment services for targeted audiences in niche genres including British drama and mystery, stand-up comedy, fitness, faith and urban by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “I am pleased with the direction of the business to date. We continue to work diligently to integrate two very compelling entertainment businesses and to establish a solid video entertainment platform and distribution strategy.  Our recently announced partnership with YouTube marks the beginning of our goal to become a major player in producing targeted digital entertainment to audiences that are underserved by existing outlets.  We believe that this strategy will lead to strong returns for investors over time.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented, “Our financial performance in the first quarter was in-line with expectations and we believe we are on track to deliver on our stated growth objectives.  Our results were moderately impacted by a smaller slate of films released in the first quarter of 2013 compared to the same period last year as well as the planned amortization of production costs associated with the U.K. broadcast release of Foyle’s War 8.  However, our current pipeline of feature films remains strong, releases are expected to accelerate in the latter half of the year, and full ownership of unique intellectual property rights for content is a significant component of our long-term growth strategy.”

First Quarter 2013 Results

The Company is presenting financial information for the first quarter 2013 and pro forma financial information for first quarter 2012 due to the closing of the business combination among RLJ Entertainment, Image Entertainment and Acorn Media on October 3, 2012.

For the first quarter ended March 31, 2013, RLJ Entertainment reported net revenue of $40.3 million compared to pro forma net revenue of $41.4 million for the three months ended March 31, 2012.  Pro forma revenues include the revenues of Image Entertainment and Acorn Media as if each were acquired as of January 1, 2012. Revenue results for the first quarter were primarily attributable to lower revenues at Image Entertainment which were due to a smaller slate of film releases in Q1 2013 versus Q1 2012 and partially offset by the revenues recognized from the release of Foyle’s War 8, an RLJ Entertainment original production.

Net loss for the first quarter ended March 31, 2013 totaled $3.6 million compared to a pro forma net loss of $2.1 million for the three months ended March 31, 2012.  The increase in loss was primarily attributable to unrealized, noncash, foreign currency translation losses on intercompany loans ($1.4 million) and higher severance costs ($0.6 million).

EBITDA totaled $2.1 million for the first quarter ended March 31, 2013. EBITDA results for the first quarter were driven by increased broadcast revenues related to the initial release of Foyle’s War 8, an RLJ Entertainment original production, as well as cost savings tied to Acorn’s U.S. manufacturing and distribution activities in the quarter. For the first quarter ended March 31, 2013, Adjusted EBITDA, including integration savings, totaled $5.6 million and includes approximately $1.2 million in savings from actions taken during the first quarter or actions to be taken after March 31, 2013. Adjusted EBITDA, not including integration savings, was approximately $4.4 million.

About RLJ Entertainment - RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,300 exclusive titles. RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (stand-up comedy, feature films), One Village (urban), Acacia (fitness), Slingshot (faith), Athena (educational), Criterion (art films) and Madacy (gift sets). These titles are distributed in multiple formats including DVD, Blu-Ray, digital download, digital streaming, broadcast television (including satellite and cable), theatrical and non-theatrical.

Via its majority-owned subsidiary Agatha Christie Limited (“ACL”), RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. And through its direct-to-consumer business, RLJE has direct contacts and billing relationships with millions of consumers.

RLJE leverages its management experience to acquire, distribute, and monetize existing and original content for its many distribution channels, including its nascent branded digital subscription channels, and engages distinct audiences with programming that appeals directly to their unique viewing interests. RLJE has proprietary e-commerce web sites for the Acorn and Acacia brands, and owns the recently launched Acorn TV digital subscription service.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, EBITDA, performance, strategies, prospects and other aspects of the business of RLJ Entertainment is based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) RLJ Entertainment’s ability to integrate the businesses of Image Entertainment, Inc. and Acorn Media Group, Inc.; (2) the inability of RLJ Entertainment to fully realize the anticipated benefits of the business combination with Image Entertainment, Inc. and Acorn Media Group, Inc. or such benefits taking longer to realize than expected; (3) the ability of RLJ Entertainment’s officers and directors to generate a number of potential investment opportunities; (4) RLJ Entertainment’s ability to maintain relationships with customers, employees, suppliers and lessors; (5) the loss of key personnel; (6) delays in the release of new titles or other content; (7) the effects of disruptions in RLJ Entertainment’s supply chain; (8) the limited liquidity and trading of RLJ Entertainment’s public securities; (9) RLJ Entertainment’s financial performance, including the ability of RLJ Entertainment to achieve revenue growth and EBITDA margins or realize synergies; (10) the possibility that RLJ Entertainment  may be adversely affected by other economic, business, and/or competitive factors; (11) the need for additional capital and the availability of financing; (12) technological changes; (13) pricing and availability of products and services; (14) demand for RLJ Entertainment’s products and services; (15) the ability to leverage and monetize content; and (16) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ Entertainment.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Josh Hochberg, 212-446-1892
Jhochberg@sloanepr.com

or

Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com

Traci Otey Blunt, 240-744-7858
The RLJ Companies
press@rljcompanies.com

# # #

RLJ ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
March 31, 2013 and December 31, 2012

ASSETS

	Successor
(In thousands)	March 31, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$2,353	$4,739
Accounts receivable, net of reserve for returns, allowances and provision for doubtful accounts totaling $5,336 as of March 31, 2013 and $11,435 as of December 31, 2012	31,442	24,611
Inventories, net	21,742	23,029
Investment in film and television programs	86,988	89,797
Property, equipment and improvements, net	1,341	1,800
Equity investment in ACL	22,691	25,449
Other intangible assets	22,643	23,883
Goodwill	47,382	47,382
Prepaid expenses and other assets	2,067	1,938
Total assets	$238,649	$242,628

RLJ ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS, Continued
(unaudited)
March 31, 2013 and December 31, 2012

LIABILITIES AND STOCKHOLDERS' EQUITY

	Successor
(In thousands, except share data)	March 31, 2013	December 31, 2012

Accounts payable and accrued liabilities	$24,752	$30,590
Accrued royalties and distribution fees	33,097	32,658
Deferred revenue	4,535	4,339
Revolving credit facility	14,151	7,551
Senior term notes, less debt discount	50,488	51,225
Subordinated notes payable and other debt	23,277	23,547
Deferred tax liability	350	350
Stock warrant liability	4,120	4,324
Total liabilities	154,770	154,584
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 250 million shares authorized, 13,377,546 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	13	13
Additional paid-in capital	86,207	86,133
Retained earnings (deficit)	(1,815)	1,743
Accumulated other comprehensive gain (loss)	(526)	155
Net stockholders' equity	83,879	88,044
Total liabilities and stockholders’ equity	$238,649	$242,628

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Successor	Predecessor
(In thousands, except per share data)	2013	2012
NET REVENUES	$40,306	$19,585
COST OF SALES	27,736	10,065
Gross profit	12,570	9,520
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Selling expenses	6,047	3,563
General and administrative expenses	7,101	3,314
Transaction costs	—	1,664
Total selling, general and administrative expenses	13,148	8,541
INCOME (LOSS) FROM OPERATIONS	(578)	979
OTHER INCOME (EXPENSE):
Interest in ACL’s net income	649	24
Interest expense, net	(2,126)	(157)
Other income (expense)	(1,077)	183
Total other income (expense)	(2,554)	50
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(3,132)	1,029
PROVISION FOR INCOME TAXES	426	187
NET INCOME (LOSS)	(3,558)	842
Less net income attributable to non-controlling interests	—	(91)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(3,558)	$751
NET INCOME (LOSS) PER COMMON SHARE:
UNRESTRICTED COMMON STOCK:
Basic	$(0.27)	$0.73
Diluted	$(0.27)	$0.73
RESTRICTED COMMON STOCK:
Basic	$(0.27)	$—
Diluted	$(0.27)	$—

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Successor	Predecessor
(In thousands)	2013	2012
NET INCOME (LOSS):
Net income (loss)	$(3,558)	$842
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	(681)	201
TOTAL COMPRENSIVE INCOME (LOSS)	(4,239)	1,043
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS:
Share of net income	—	(91)
Share of foreign currency translation loss	—	2
Comprehensive income attributable to noncontrolling interest	—	(89)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,239)	$954

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
For the Three Months Ended March 31, 2013 and 2012

	Successor	Predecessor
(In thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,558)	$842
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest in ACL net income	(649)	(24)
Amortization of film and television programs	7,179	766
Depreciation and other amortization	140	108
Noncash interest expense	584	—
Amortization of intangible assets	1,287	23
Provision for doubtful accounts	16	308
Provision for lower of cost or market inventory	264	—
Noncash foreign currency exchange loss (gain)	1,361	(164)
Accelerated amortization and fair value write-down of advance royalty and distribution fees	608	430
Change in fair values of stock warrant liability	(204)	—
Stock-based compensation expense	74	91
Changes in assets and liabilities associated with operating activities:
Accounts receivable	(7,155)	5,409
Inventories	955	489
Investment in film and television programs	(6,016)	417
Prepaid expenses and other assets	(206)	(482)
Accounts payable, accrued royalties, fees and liabilities	(4,743)	(6,749)
Deferred revenue	196	—
Net cash provided by (used in) operating activities	(9,867)	1,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23)	(234)
Acquisition of ACL	—	(21,871)
Dividends received from ACL	1,811	1,006
Net cash provided by (used in) investing activities	$1,788	$(21,099)

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(unaudited)

For the Three Months Ended March 31, 2013 and 2012

	Successor	Predecessor
(In thousands)	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	$8,100	$1,732
Repayments of borrowings under revolving credit facility	(1,500)	—
Proceeds from debt	—	18,000
Repayment of debt	(1,000)	(796)
Proceeds from issuance of subordinated notes payable and other debt	191	2,700
Dividends paid to noncontrolling interest	—	(265)
Net cash provided by financing activities	5,791	21,371

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(98)	(113)
NET INCREASE (DECREASE) IN CASH:	(2,386)	1,623
Cash at beginning of period	4,739	1,625
Cash at end of period	$2,353	$3,248
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,332	$124
Income taxes	$218	$233

Unaudited pro forma financial information reflects the operating results of RLJ Entertainment as if Image Entertainment and Acorn Media were acquired as of the periods indicated.  These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such dates or periods, or of RLJ Entertainment’s future operating results.

Management believes EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. The Company uses this measure to assess operating results and performance of its business, perform analytical comparisons, identify strategies to improve performance and allocate resources to its business segments.  The Company believes EBITDA and Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of the business using the same metric management uses. Presentation of EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

RLJ Entertainment
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Pro Forma
	Q1 2012	Q1 2013

Net Loss to Common	$(2,115)	$(3,558)
Preferred Dividends and Noncontrolling Interest	-	-
Amortization of film and television programs (1)	4,117	1,659
Depreciation and other amortization	1,412	1,427
Interest Expense, net	1,938	2,126
Income tax provision	(47)	426

EBITDA	$5,305	$2,080

Equity Earnings and Dividends (2)	(528)	(649)
ACL EBITDA (3)	1,039	1,114
Amortization of Product Development (4)	(1,294)	(87)
Severance	54	639
Stock based compensation (5)	387	74
Warrant Liability (6)	-	(204)
Transaction Costs (7)	2,774	90
Senior management compensation savings (8)	650	-
Currency Exchange Loss Inter-company loans (9)	(164)	1,361
Other Income (10)	(2,343)	-
EBITDA, as adjusted	$5,880	$4,418

(1) Includes amortization of film library costs and intangible assets arising at the date of the business combination
(2) Reflects the elimination of ACL equity earnings and dividends included in net income
(3) Reflects the inclusion of RLJE 64% interest in ACL EBITDA
(4) Amortization of Product Development cost is considered a normal operating business expense and not added back for Adjusted EBITDA or for our banking covenant calculations.
(5) Reflects noncash stock-based compensation costs
(6) Reflects elimination of gain in warrant liability
(7) Represents Acorn and Image transaction costs
(8) Eliminates the compensation paid to Acorn's Chairman and Vice Chairman in the period January 1, 2012 through March 31, 2012.  These positions were eliminated as of October 2, 2012
(9) Reflects elimination of non cash, unrealized currency exchange gains and losses related to inter-company activity
(10) Reflects the elimination of noncash gains recognized by Image Entertainment with respect to its joint venture with Madacy

Reconciliation of adjusted EBITDA to adjusted EBITDA including integration savings:

Management has identified (and previously disclosed) three specific initiatives designed to improve near-term profitability performance, including (i) personnel efficiencies, (ii) manufacturing savings, and (iii) operational savings.  Based on actions taken to date as well as planned initiatives in April 2013, including the announced assumption of Acorn’s replication and supply chain activities by Sony Pictures Home Entertainment, management currently estimates annual savings for such initiatives, if included with actual first quarter, 2013 and pro forma first quarter, 2012 results of operations, as follows:

	Pro Forma Q1 2012	Q1 2013
EBITDA, as adjusted	$5,880	$4,418

Synergy - Personnel	1514	946
Synergy - Manufacturing	325	-
Synergy - Operations	275	275

EBITDA, as adjusted with Synergies	$7,994	$5,639